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Exhibit 8.2

December 2, 2011

U.S. Gold Corporation
181 Bay Street
Bay Wellington Tower
Suite 4750
Toronto, Ontario M5J 2T3
Canada

Ladies and Gentlemen:

        We have acted as Canadian counsel to US Gold Corporation ("US Gold"), a Colorado corporation, in connection with the filing of the Form S-4 Registration Statement ("Registration Statement") pursuant to the Arrangement Agreement dated September 22, 2011, by and among US Gold, McEwen Mining—Minera Andes Acquisition Corp. ("Exchangeco"), an Alberta corporation, and Minera Andes Inc. ("Minera"), an Alberta corporation (the "Arrangement Agreement"), pursuant to which US Gold will acquire all of the issued and outstanding equity of Minera pursuant to a court-approved plan of arrangement under Alberta law. The arrangement involves a transfer of Minera's common shares to Exchangeco for shares of Exchangeco that are exchangeable for shares of US Gold common stock, pursuant to a plan of arrangement in substantially the form set forth as Exhibit A to the Arrangement Agreement (the "Plan of Arrangement").

        In connection with this opinion, we have examined the Registration Statement, the Arrangement Agreement, the Plan of Arrangement, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of shares of US Gold common stock that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the issuance of shares of US Gold common stock pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.

        This opinion is based on the facts and assumptions set out in the Registration Statement, the current provisions of the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA") publicly available prior to the date of this document. This summary takes into account all proposed amendments to the Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof ("Proposed Amendments") and assumes that such Proposed Amendments will be enacted substantially as proposed. However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all.

MONTRÉAL            OTTAWA            TORONTO            EDMONTO N            CALGARY            VANCOUVER                     fmc-law.com

        Except for the Proposed Amendments, this opinion does not take into account or anticipate any other changes in law or any changes in the CRA's administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein

        In addition, we have assumed that all parties to the Arrangement Agreement have acted, and will act, in accordance with the terms of such Arrangement Agreement and that the Plan of Arrangement will be consummated pursuant to the terms and conditions set forth therein without the waiver or modification of any such terms and conditions.

        Based upon and subject to the foregoing, and the qualifications, limitations and assumptions contained in the portion of the Registration Statement captioned "Material Canadian Federal Income Tax Consequences", we hereby confirm, as to the matters of Canadian federal income tax law, that the statements contained in the Registration Statement under the caption "Material Canadian Federal Income Tax Consequences", to the extent such statements constitute statements of law or legal considerations, reflect our opinion, as of the date hereof, with respect to the matters set forth therein. We have not considered and render no opinion on any aspect of the law other than as expressly set forth above.

        This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purposes without our prior written consent. We hereby consent to the reference to our firm in the portion of the Registration Statement captioned "Material Canadian Federal Income Tax Consequences" and "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
 /s/ Fraser Milner Casgrain LLP

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  Exhibit 8.2